Exhibit 23.5

CONSENT OF MICHAEL DUFRESNE

To:

United States Securities and Exchange Commission

The undersigned hereby states as follows:

I, Michael Dufresne, President of APEX Geoscience Ltd., assisted in the preparation of the technical report titled “Mineral Resource Estimate for the Reward Project, Nye County, Nevada, USA” with an effective date of May 31, 2022 and a signing date of June 29, 2022 prepared under my supervision (the “Technical Report”), for Augusta Gold Corp. (the “Company”), portions of which are summarized (the “Summary Material”) in the Company’s Current Report on Form 8-K filed on July 7, 2022 (the “Form 8-K”), which in turn is incorporated by reference in the Company’s Registration Statement on Form S-3 (this “Registration Statement”), to be filed with the United States Securities and Exchange Commission.

I hereby consent to the incorporation by reference in this Registration Statement of the Summary Material concerning the Technical Report and the reference to my name as set forth in the Form 8-K and the Registration Statement.

/s/ Michael Dufresne
Name: Michael Dufresne, M.Sc., P. Geol., P. Geo.

Date: July 8, 2022